Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES
2014 FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

A reconciliation of non-GAAP financial measures, including FFO, is included in the accompanying financial tables.

Virginia Beach, VA – March 6, 2015 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported operating and financial results for its fourth quarter and year ended December 31, 2014.

2014 Fourth Quarter Highlights (all comparisons to the same prior year period)

•	Total revenue increased 63.4% to $5.7 million for the three months ended December 31, 2014.

•	Property Net Operating Income (“NOI”) increased by $1.2 million for the three months ended December 31, 2014.

•	Occupancy rate of 95.6% for the 31 leasable properties owned as of December 31, 2014.

•
Signed a non-binding joint venture agreement with Lightbridge Properties, LLC (“Lightbridge Properties”) and Lightbridge Franchise Company, LLC (“Lightbridge Franchise”), an early education and child care franchisor.

•	Closed on the acquisition of four properties with a combined acquisition value of $18.5 million.

•
Entered into a contract to acquire a retail shopping center known as Pierpont Centre, which expanded the Company’s geographic footprint into West Virginia. Subsequent to the quarter end, the Company completed this transaction increasing Wheeler’s gross leasable area by 122,259 square feet.

•
Acquired the Company’s external operating companies, Wheeler Real Estate, LLC, Wheeler Interests, LLC, and WHLR Management, LLC (the “Operating Companies”), resulting in the internalization of the property management, leasing and acquisition functions.

•	Subsequent to the end of the quarter, the Company entered into a contract to acquire Butler Square, an 82,400 square foot shopping center in Mauldin, South Carolina.

2014 Year End Highlights (all comparisons to the same prior year period)

•	Total revenue increased 97.1% to $17.2 million for the year ended December 31, 2014.

•	NOI increased by 77.2% to $12.4 million for the twelve-month period ended December 31, 2014.

•	Secured a $25 million guidance line of credit facility with KeyBank National Association.

•	Completed offerings of Series B convertible preferred stock and warrants for combined total net proceeds of $37.2 million.

•	Opened a regional office in Charleston, South Carolina.

•
As of December 31, 2014, the Company owned or assumed contracts to acquire an aggregate of 32 properties and five development properties in 10 states with a gross leasable area of 2,036,955 square feet, compared to 23 properties in seven states with a gross leasable area of 1,294,572 square feet as of December 31, 2013.

•
For the year ended December 31, 2014, the Company declared monthly cash dividends of $0.035 per share. On an annualized basis, this amounted to a dividend of $0.42 per share of common stock and common unit of Wheeler REIT, L.P., the Company’s Operating Partnership (“Operating Partnership Unit” or “OP Unit”), or a 10.6% dividend yield based on the December 31, 2014 closing price of $3.95 per share.

Jon S. Wheeler, Chairman and Chief Executive Officer, commented, “We are pleased with our progress and saw significant increases in revenue and property NOI for the three month and year end periods ended December 31, 2014. 2014 was successful for us, starting with the acquisition of Wheeler Development, LLC (“Wheeler Development”) and ending with the completion of our transition to a fully-internalized, self-managed REIT. We entered into a new partnership with Lightbridge that we expect will create value and strengthen the Company’s presence in locales where we are already established. The Wheeler brand was further strengthened and expanded with the launch of our first regional office in Charleston, South Carolina.

Mr. Wheeler concluded, “We expect 2015 to be another transformational year for the Company. We believe there is a strong pipeline of ‘necessity-based’ retail centers and development projects available with a large number of commercial mortgages maturing this year. We expect to be in position to take advantage of these opportunities. Our team continues to seek properties that are immediately accretive to earnings and generate strong returns for the Company while utilizing a proactive approach to the leasing and management of our properties.”

2014 Fourth Quarter Financial and Operational Review

•	Total revenue for the fourth quarter of 2014 was $5.7 million, representing a 63.4% increase over total revenue of $3.5 million for the same prior year period.

•
Net loss attributable to Wheeler REIT common shareholders for the three months ended December 31, 2014 was $5.2 million, or a loss of $0.70 per basic and diluted share, compared to a net loss of $275,831 or a loss of $0.04 per basic and diluted share, during the same 2013 period. As a result of the internalization of the Operating Companies, the decrease for the quarter was primarily the result of an increase in general and administrative expenses over the prior year.

•
Wheeler reported Funds From Operations (“FFO”) available to common shareholders and holders of OP Units for the three months ended December 31, 2014 of ($3.3 million), or ($0.31) share of common stock and OP Unit, compared to $1.2 million, or $0.13 per share of common stock and OP unit for the three months ended December 31, 2013. The decrease in FFO for the fourth quarter 2014 was primarily due to an increase in general and administrative expenses as a result of the internalization of the operating companies.

•
Total Core FFO for the three months ended December 31, 2014 was ($655,246), or ($0.06) per share of common stock and OP Unit, compared to $1.0 million, or $0.11 per common share and OP Unit for the same period of the prior year.

•	NOI was $3.9 million for the three months ended December 31, 2014, which represents an increase 42.8% over NOI of $2.7 million for the prior year period.

•
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) was $87,983 for the three months ended December 31, 2014, as compared to $2.2 million of EBITDA for the three months ended December 31, 2013.

•
In November 2014, the Company entered into a non-binding joint venture agreement with Lightbridge Properties, LLC and Lightbridge Franchise Company, LLC. Under the terms of the agreement, Lightbridge Properties will provide the Company with the option to participate in the acquisition and development of any potential properties that Lightbridge Franchise has identified as future sites for its centers.

2014 Annual Financial and Operational Review

•	Total revenue for the twelve months ended December 31, 2014 increased 97.1% to $17.2 million, as compared to total revenue of $8.7 million for the year ended December 31, 2013.

•
Net loss attributable to Wheeler REIT common shareholders for the year ended December 31, 2014 was $13.3 million, or a loss of $1.80 per basic and diluted share, compared to a net loss of $3.8 million or $0.82 per basic and diluted share, for the year ended December 31, 2013.

•
Wheeler reported FFO available to common shareholders and holders of OP Units for the year ended December 31, 2014 of ($6.2 million), or ($0.65) per share of common stock and OP Unit, compared to ($1.1 million), or ($0.16) per share of common stock and OP Unit in the prior year comparable period.

•
Total Core FFO available to common shareholders and holders of OP Units for the year ended December 31, 2014 was ($1.1 million), or ($0.12) per share of common stock and OP Unit, as compared to $1.6 million or $0.25 per share of common stock and OP Unit, for the year ended December 31, 2013.

•	Property NOI was $12.4 million for the year ended December 31, 2014, representing an increase of 77.2% over NOI of $7.0 million for the year ended December 31, 2013.

•	EBITDA was $3.3 million for the year ended December 31, 2014, representing an increase of $1.7 million over the $1.6 million of EBITDA generated for the year ended December 31, 2013.

•
During the third quarter 2014, the Company opened a regional office in Charleston, South Carolina to provide leasing and property management services to the Company’s properties, as well as future acquisitions, located in the Southeast region of the United States.

•
In January 2014, the Company acquired Wheeler Development. Wheeler Development specializes in ground up development, the redevelopment of mature centers, Phase Two developments for existing centers and build-to-suit projects for select tenants. To date, Wheeler Development has developed nine properties in four states of which seven are currently owned by the Company.

2014 Acquisition Activity

•
During 2014, Wheeler acquired eight shopping centers with a combined gross leasable area of 622,792 square feet. The Company also acquired five development properties totaling approximately 64 acres of land, Wheeler Development and the Operating Companies. The combined value of these acquisitions is approximately $71.6 million.

Leasing Review

•
The Company signed ten lease renewals totaling 32,583 square feet at a weighted average increase of $0.31 per square foot for the three months ended December 31, 2014, representing an increase of 5.7% over prior rates. The Company completed one renewal totaling 1,200 square feet at a weighted average increase of $1.22 per square foot for the same period of the prior year.

•
Renewals for the year ended December 31, 2014 were comprised of thirty-three transactions totaling 139,053 square feet with a weighted average increase of $0.23 per square foot, representing an increase of 6.6% over prior rates. This compares to nineteen renewal leases totaling approximately 152,774 square feet with a weighted average increase of $0.06 for the year ended December 31, 2013.

•
For the three months ended December 31, 2014, Wheeler executed two new leases totaling approximately 3,600 square feet at a weighted average rate of $10.83 per square foot. The Company did not execute any new leases during the three month period ended December 31, 2013.

•
During the year ended December 31, 2014, the Company executed sixteen new leases totaling 37,596 square feet with a weighted average rate of $12.43 per square foot. In 2013, the Company signed nine new leases that totaled 18,932 square feet at a weighted average rate of $7.63 per square foot.

•
Approximately 10.14% of Wheeler’s gross leasable area is subject to leases that expire during the twelve months ending December 31, 2015. Based on recent market trends, the Company believes that tenants will renew these leases at amounts and terms comparable to existing lease agreements.

Balance Sheet Summary

•	Wheeler’s net investment properties as of December 31, 2014 were valued at $152.3 million, as compared to $101.8 million as of December 31, 2013.

•
The Company’s total fixed-rate debt was $141.5 million at December 31, 2014, compared to $94.6 million at December 31, 2013. The increase is primarily due to acquisitions made during 2014, and also from the issuance of senior non-convertible notes in January 2014. Wheeler’s weighted average interest rate and term of the Company’s fixed-rate debt was 5.14% and 5.96 years, respectively, at December 31, 2014, compared to 5.31% and 5.61 years, respectively, at December 31, 2013.

2014 Dividend Distribution

•	For the three months ended December 31, 2014, the Company distributed $1.2 million to common shareholders and holders of OP Units, as compared to $954,700 for the same period of the prior year.

•
For the year ended December 31, 2014, the Company distributed $4.1 million to common shareholders and holders of OP Units, as compared to $2.9 million distributed for the same period of the prior year.

•
The Company has distributed $1.2 million in quarterly dividends to holders of preferred stock for the three months ended December 31, 2014, as compared to $40,703 distributed for the same period of the prior year. The increase in dividend payments was due to the Company’s issuances of Series B preferred stock in April and September of 2014.

•
For the year ended December 31, 2014, the Company distributed $2.7 million in quarterly dividends to holders of preferred stock, as compared to $141,400 distributed for the prior year. The increase in dividend payments were due to the issuances of the Series B preferred stock, as mentioned above.

Subsequent Events

•
On January 14, 2015, the Company completed the acquisition of Pierpont Centre, a 122,259 square foot shopping center location in Morgantown, West Virginia, for $13.89 million. Consideration for the acquisition consisted of a combination of cash and debt. The property is currently 100% leased, and its major tenants include GNC, Hallmark, Michael’s, Ruby Tuesday and Outback Steakhouse.

•
On February 15, 2015, the Company announced it had signed a contract to acquire Butler Square, an 82,400 square foot shopping center located in Mauldin, South Carolina, for $9.4 million. Consideration for the acquisition of the center will be a combination of cash and debt. The property is 100% leased, and its major tenants are Bi-Lo and Dollar Tree.

Supplemental Information
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended December 31, 2014, including a supplemental presentation, are available through the Company’s website by visiting www.whlr.us.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, the Company specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States. For additional information about the Company, please visit: www.whlr.us.

Financial Information
A copy of Wheeler’s Annual Report on Form 10-K, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

FFO, Core FFO and EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, Core FFO and EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses Core FFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting Core FFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including (i) the Company’s ability to complete the acquisition of Butler Square and other future acquisitions; (ii) the Company’s ability to obtain sufficient and economical financing to complete potential acquisitions; (iii) the anticipated streamlining of the management and leasing of our properties located in the Southeast due to the opening of the Charleston, South Carolina office; (iv) the anticipated renewals of the Company’s existing leases; (v) the ability to take advantage of development, joint venture (including Lightbridge Properties and Lightbridge Franchise) or commercial mortgage opportunities; (vi) the Company’s 2015 performance; and (vii) the Company’s ability to acquire additional properties. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or the negative of such terms and variations of these words and similar expressions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect management’s view only as of the date of this press release. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this press release include:

•	the imposition of federal taxes if the Company fails to qualify as a REIT in any taxable year or opts to forego an opportunity to ensure REIT status;

•	uncertainties related to the national economy, the real estate industry in general and in our specific markets;

•	legislative or regulatory changes, including changes to laws governing REITs;

•	adverse economic or real estate developments in Virginia, Florida, Alabama, Georgia, South Carolina, North Carolina, New Jersey, Tennessee, Kentucky, West Virginia or Oklahoma;

•	increases in interest rates and operating costs;

•	inability to obtain necessary outside financing;

•	litigation risks;

•	lease-up risks;

•	inability to obtain new tenants upon the expiration of existing leases;

•	inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; and

•	the need to fund tenant improvements or other capital expenditures out of operating cash flow.

CONTACT: -OR-	INVESTOR RELATIONS:

Wheeler Real Estate Investment Trust, Inc.	The Equity Group Inc.

Robin Hanisch	Terry Downs

Corporate Secretary	Associate

(757) 627-9088	(212) 836-9615

robin@whlr.us	tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Marketing	Senior Vice-President

(757) 627-9088	(212)836-9606

lnguyen@whlr.us	aprior@equityny.com

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Condensed Consolidated Statements of Operations
	Three Months Ended December 31,		Years Ended December 31,

	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)
REVENUE:
Rental revenues	$4,202,175	$2,533,937	$13,598,681	$7,158,549
Asset management fees	296,290	-	296,290	-
Commissions	158,876	-	158,876	-
Tenant reimbursement and other revenues	1,036,235	950,207	3,105,405	1,548,943

Total Revenue	5,693,576	3,484,144	17,159,252	8,707,492

OPERATING EXPENSES:
Property operations	1,326,714	745,111	4,314,599	1,713,957
Depreciation and amortization	2,493,700	1,262,058	8,220,490	3,466,957
Provision for credit losses	42,099	36,908	60,841	106,828
Corporate general & administrative	4,236,780	530,873	9,495,711	5,297,166

Total Operating Expenses	8,099,293	2,574,950	22,091,641	10,584,908

Operating Income (Loss)	(2,405,717)	909,194	(4,932,389)	(1,877,416)

Interest expense	(2,187,016)	(909,864)	(6,813,426)	(2,497,810)

Net Loss	(4,592,733)	(670)	(11,745,815)	(4,375,226)

Less: Net loss attributable to noncontrolling interests	(539,573)	235,292	(1,195,560)	(714,972)

Net Loss Attributable to Wheeler REIT	(4,053,160)	(235,962)	(10,550,255)	(3,660,254)

Preferred stock dividends	(1,165,937)	(39,869)	(2,718,257)	(141,418)

Net Loss Attributable to Wheeler REIT
Common Shareholders	$(5,219,097)	$(275,831)	$(13,268,512)	$(3,801,672)

Loss per share:
Basic and Diluted	$(0.70)	$(0.04)	$(1.80)	$(0.82)

Weighted-average number of shares:
Basic and Diluted	7,460,109	7,121,000	7,352,433	4,620,600

Note: These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with the Company’s prepared statements of operations filed with the Securities and Exchange Commission for the Company’s prior quarter and annual report, but do not include the footnotes required by generally accepted accounting principles, or GAAP, for complete financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Condensed Consolidated Balance Sheet
	December 31,
	2014	2013
	(unaudited)

ASSETS:
Investment properties, net	$152,250,986	$101,772,335
Cash and cash equivalents	9,969,748	1,155,083
Rents and other tenant receivables, net	1,985,466	1,594,864
Goodwill	7,004,072	-
Deferred costs and other assets, net	29,272,096	20,847,984

Total Assets	$200,482,368	$125,370,266

LIABILITIES:
Loans payable	$141,450,143	$94,562,503
Below market lease intangible, net	778,173	2,674,566
Accounts payable, accrued expenses and other liabilities	5,130,625	2,526,388
Total Liabilities	147,358,941	99,763,457

Commitments and contingencies	-	-

EQUITY:
Series A preferred stock (no par value, 4,500 shares authorized,
1,809 and no shares issued and outstanding, respectively)	1,458,050	1,458,050
Series B preferred stock (no par value, 3,000,000 shares authorized,
1,648,900 and no shares issued and outstanding, respectively)	37,620,254	-
Common stock ($0.01 par value, 75,000,000 shares authorized,
7,512,979 and 7,121,000 shares issued and outstanding,
respectively	75,129	71,210
Additional paid-in capital	31,077,060	28,169,693
Accumulated deficit	(27,660,234)	(11,298,253)
Total Shareholders' Equity	42,570,259	18,400,700

Noncontrolling interests	10,553,168	7,206,109

Total Equity	53,123,427	25,606,809

Total Liabilities and Equity	$200,482,368	$125,370,266

Note: These preliminary condensed consolidated balance sheets have been prepared on a basis consistent with the Company’s prepared balance sheets filed with the Securities and Exchange Commission for the Company’s prior quarter and annual report, but do not include the footnotes required by generally accepted accounting principles, or GAAP, for complete financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Funds From Operations (FFO)

	Years Ended December 31,
	Same Stores		New Stores		Total		Period Over Period Changes
	2014	2013	2014	2013	2014	2013	$	%
Net income (loss)	$(5,181,170)	$(2,526,591)	$(6,564,645)	$(1,848,635)	$(11,745,815)	$(4,375,226)	$(7,370,589)	(168.46)%
Depreciation of real estate assets	1,973,012	2,683,581	6,247,478	783,376	8,220,490	3,466,957	4,753,533	137.11%

Total FFO	(3,208,158)	156,990	(317,167)	(1,065,259)	(3,525,325)	(908,269)	(2,617,056)	(288.14)%

	Three Months Ended December 31,
	Same Stores		New Stores		Total		Period Over Period Changes
	2014	2013	2014	2013	2014	2013	$	%
Net income (loss)	$(1,920,045)	$404,545	$(2,672,688)	$(405,215)	$(4,592,733)	$(670)	$(4,592,063)	(685,382.54)%
Depreciation of real estate assets	436,559	729,484	2,057,141	532,574	2,493,700	1,262,058	1,231,642	97.59%

Total FFO	$(1,483,486)	$1,134,029	$(615,547)	$127,359	$(2,099,033)	$1,261,388	$(3,360,421)	(266.41)%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Core Funds From Operations (Core FFO)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Total FFO	$(2,099,033)	$1,261,388	$(3,525,325)	$(908,269)
Preferred stock dividends	(1,165,937)	(39,869)	(2,718,257)	(141,418)
Total FFO available to common shareholders and common unitholders	(3,264,970)	1,221,519	(6,243,582)	(1,049,687)
Legal and accounting costs for acquisitions	1,882,900	815,000	3,787,900	2,856,000
Share-based compensation	266,988	-	456,988	-
Perimeter accrual	-	(856,000)	-	267,000
Other noncash adjustments	459,836	(152,602)	873,036	(473,142)

Total Core FFO	$(655,246)	$1,027,917	$(1,125,658)	$1,600,171

Weighted Average Common Shares: Basic and Diluted	7,460,109	7,121,000	7,352,433	4,620,600
Weighted Average Common Units	3,191,209	2,037,287	2,275,888	1,893,421
Total Common Shares and Units	10,651,318	9,158,287	9,628,321	6,514,021
FFO per Common Share and Common Unit	$(0.31)	$0.13	$(0.65)	$(0.16)
Core FFO per Common Share and Common Unit	$(0.06)	$0.11	$(0.12)	$0.25

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Property Net Operating Income
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Property Revenues	$5,238,410	$3,484,144	$16,704,086	$8,707,492
Property Expenses	1,326,714	745,111	4,314,599	1,713,957
Property Net Operating Income	3,911,696	2,739,033	12,389,487	6,993,535

Asset Management and Commission Revenue	455,166	-	455,166	-

Depreciation and amortization	2,493,700	1,262,058	8,220,490	3,466,957
Provision for credit losses	42,099	36,908	60,841	106,828
Corporate general & administrative	4,236,780	530,873	9,495,711	5,297,166
Total Other Operating Expenses	6,772,579	1,829,839	17,777,042	8,870,951
Interest Expense	2,187,016	909,864	6,813,426	2,497,810
Net Loss	$(4,592,733)	$(670)	$(11,745,815)	$(4,375,226)

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Net Loss	$(4,592,733)	$(670)	$(11,745,815)	$(4,375,226)
Add back: Depreciation and amortization	2,493,700	1,262,058	8,220,490	3,466,957
Interest Expense	2,187,016	909,864	6,813,426	2,497,810
EBITDA	$87,983	$2,171,252	$3,288,101	$1,589,541